UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

CEVA, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-49842	77-0556376
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2033 Gateway Place, Suite 150, San Jose, CA	95110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 408/514-2900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 25, 2010, CEVA, Inc. (the “Company”) held its annual meeting of stockholders, at which the Company’s stockholders approved the following two proposals. The proposals are described in detail in the proxy statement for the annual meeting that the Company filed with the Securities and Exchange Commission on April 13, 2010.

Proposal 1: Election of Directors

The following directors were elected at the meeting to serve for a one-year term until the 2011 annual meeting of stockholders:

Name	Votes For	Votes Withheld	Broker Non-Vote
Eliyahu Ayalon	15,486,362	805,807	2,649,252
Zvi Limon	13,879,635	2,412,534	2,649,252
Bruce A. Mann	9,509,821	6,782,348	2,649,252
Peter McManamon	15,487,093	805,076	2,649.252
Sven-Christer Nilsson	12,988,029	3,304,140	2,649,252
Louis Silver	13,881,951	2,410,218	2,649,252
Dan Tocatly	14,239,156	2,053,013	2,649,252
Gideon Wertheizer	15,476,587	815,582	2,649,252

Proposal 2: Ratification of Appointment of Independent Auditors

The selection of Kost Forer Gabby & Kassierer, a member of Ernst & Young Global, as independent auditors of the company for the fiscal year ending December 31, 2010, was ratified as follows:

For 18,529,405	Against 406,067	Abstained 5,949	Broker Non-Vote 0

ITEM 8.01. OTHER EVENTS.

On May 27, 2010, the Company issued a press release announcing that its Board of Directors had authorized the expansion of the Company’s share repurchase program with an additional 2,000,000 shares of common stock available for repurchase. A copy of the press release, dated May 27, 2010, is attached and filed herewith as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1 Press Release of CEVA, Inc., relating to the share repurchase program, dated May 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: May 27, 2010

By: /s/ Yaniv Arieli
Yaniv Arieli
Chief Financial Officer